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                                                             Exhibit 99(a)(1)(D)

                        OFFER TO PURCHASE FOR CASH UP TO
                        3,333,333 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                   AT A PURCHASE PRICE NOT GREATER THAN $6.00
                         NOR LESS THAN $4.50 PER SHARE
                                       OF
                         THE ELDER-BEERMAN STORES CORP.

          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 5, 2000,
                         UNLESS THE OFFER IS EXTENDED.

                                                               September 8, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated September 8, 2000 (the "Offer to Purchase"), the related Letter of Transmittal, and other materials relating to the offer by Elder-Beerman to purchase shares of its common stock, without par value (the "Shares"), and the associated preferred share purchase rights. Elder-Beerman is offering to purchase up to 3,333,333 Shares at a purchase price not greater than $6.00 nor less than $4.50 per share in cash, as specified by the tendering shareholders.

     Elder-Beerman's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended or supplemented from time to time, collectively constitute the "Offer." A tender of Shares pursuant to the Offer will include the preferred share purchase rights, and unless the context requires otherwise, all references to Shares include the preferred share purchase rights.

     Elder-Beerman will determine a single per share purchase price, net to the seller in cash, without interest, that it will pay for validly tendered shares, taking into account the number of Shares tendered and the prices specified by tendering shareholders. Elder-Beerman will select the lowest purchase price that will allow it to purchase 3,333,333 Shares or, if a lesser number of Shares are validly tendered, all Shares that are validly tendered and not withdrawn. Elder-Beerman will pay the purchase price for all Shares validly tendered at prices at or below the purchase price and not withdrawn. However, because of the proration provisions described in the Offer, all Shares tendered at or below the purchase price will not be purchased if the Offer is oversubscribed. Elder-Beerman will return at its own expense all Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the purchase price and Shares not purchased because of proration.

     Elder-Beerman reserves the right, in its sole discretion, to purchase more than 3,333,333 Shares pursuant to the Offer.

     The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to other conditions contained in the Offer to Purchase. See the Introduction and Sections 7 and 13 of the Offer to Purchase.

     If, before the Expiration Date (as defined in the Offer to Purchase), more than 3,333,333 Shares or such greater number of Shares as Elder-Beerman may elect to purchase are validly tendered at or below the purchase price and not withdrawn, Elder-Beerman will purchase Shares on a pro rata basis from all shareholders who validly tender their Shares at prices at or below the purchase price.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. You may tender Shares at either the price determined by you (in multiples of $.25), which shall not be greater than $6.00 nor less than $4.50, or the price determined by Elder-Beerman in accordance with the terms of the Offer as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. The Offer is for up to 3,333,333 Shares, constituting approximately 22.38% of the total Shares outstanding as of September 1, 2000. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to other conditions contained in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, October 5, 2000, unless the Offer is extended (as it may be extended, the "Expiration Date"). Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          4. As described in the Offer to Purchase, if more than 3,333,333 Shares have been validly tendered at or below the purchase price and not withdrawn prior to the Expiration Date, the Shares will be subject to proration.

          5. The Board of Directors of Elder-Beerman has unanimously approved the Offer. However, you must make your own decision whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. Neither Elder-Beerman nor its Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering Shares or as to the price at which you may tender your Shares.

          6. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary (as defined in the Offer to Purchase) will not be obligated to pay brokerage fees or commissions or solicitation fees to the Dealer Manager (as defined in the Offer to Purchase), the Depositary or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 7 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Elder-Beerman pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 11 of the Letter of Transmittal.

          7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

     If you wish to have us tender any or all of your Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase, please instruct us by completing, executing and returning to us the Instruction Form. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW. PLEASE FORWARD YOUR INSTRUCTIONS TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The Offer is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) shareholders residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of the jurisdiction. However, Elder-Beerman may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to shareholders in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Elder-Beerman by one or more registered brokers or dealers that are licensed under the laws of the jurisdiction.

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                                INSTRUCTION FORM

               INSTRUCTIONS FOR TENDER OF SHARES OF ELDER-BEERMAN

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated September 8, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal and other materials (the Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Elder-Beerman to purchase up to 3,333,333 shares of its common stock, without par value (the "Shares"), and the associated preferred share purchase rights, at a purchase price not greater than $6.00 nor less than $4.50 per share, net to the seller in cash, without interest.

     Please tender to Elder-Beerman, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                SHARES TENDERED

[ ] If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of shares to be tendered by us.

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
       A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.

         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO
              BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
                            ------------------------

                            SHARES TENDERED AT PRICE
                        DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Elder-Beerman purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Elder-Beerman in accordance with the terms of the Offer. This action will result in receiving a price per share as low as $4.50 or as high as $6.00.
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                                       OR
                            ------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of Shares.

     Price (in dollars) per share at which Shares are being tendered:

[ ] $4.50               [ ] $5.00               [ ] $5.50               [ ] $6.00
[ ] $4.75               [ ] $5.25               [ ] $5.75

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     The method of delivery of this document is at the option and sole risk of the tendering shareholder, and the delivery will be deemed made only when actually received by us. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   Number of Shares to be Tendered:*                          Shares
                                   --------------------------
                                   SIGN HERE

   Signature(s):
                -------------------------------------------------------------

   Print Name(s):
                 ------------------------------------------------------------

   Print Address(es):
                     --------------------------------------------------------

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   Area Code and Telephone Number(s):
                                     ----------------------------------------

   Taxpayer Identification or Social Security Number(s):
                                                        ---------------------

   Dated:             , 2000
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   * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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